EXHIBIT 3.2


                                     FORM OF
                          WRITTEN CONSENT OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           SECOND STAGE VENTURES, INC.

                     -------------------------------------

I, THE UNDERSIGNED, being the sole stockholder and having at least a majority of the voting power of Second Stage Ventures, Inc., a corporation organized and existing under the laws of the State of Nevada, DO HEREBY GIVE MY WRITTEN CONSENT, pursuant to Section 78.320 of the Nevada Revised Statutes, to the following amendment to the articles of incorporation of said corporation which has been proposed and declared advisable by the Board of Directors of said corporation at a meeting of said Board duly convened and held on the 19th day of October, 2000.

          Article IV is hereby amended to read as follows:

          "The corporation is authorized to issue one class of shares, which shall be designated "common shares", having a total number of 50,000,000 shares at $0.01 par value per share. Each such share, when issued, shall have one (1) vote."

AND THE UNDERSIGNED does hereby authorize and empower the proper officers of the corporation to do and perform any and all acts and things necessary or advisable to perfect and carry out the said amendment and the terms and provisions hereof.

         WITNESS  my hand this 19th day of October, A.D. 2000.



                                       -------------------------------------
                                       ZENNIE MORRIS

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION


SECOND STAGE VENTURES, INC., a corporation organized under the laws of the State of Nevada, by its president and secretary does hereby certify:

1. That the board of directors of said corporation at a meeting duly convened and held on the 19th day of October, 2000, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable:

          RESOLVED that Article IV of said articles of incorporation be amended to read as follows: "The corporation is authorized to issue one class of shares, which shall be designated "common shares", having a total number of 50,000,000 shares at $0.01 par value per share. Each such share, when issued, shall have one (1) vote."

2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the article of incorporation is 1,000,000; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, the said Second Stage Ventures, Inc. has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this 19th day of October, 2000.

                                          SECOND STAGE VENTURES, INC.

                                          By: /s/
                                              -------------------------------
                                              Zennie Morris, President

                                              /s/
                                              -------------------------------
                                              Blair Mills, Secretary

(SEAL)

STATE OF -----------------------)
                                )  ss.
COUNTY OF ----------------------)

On ---------------  personally  appeared before me,  -----------------------,  a
Notary Public, Zennie Morris, who acknowledged that she executed the above instrument.


-----------------------------------
(Notary Public)                                                        (SEAL)

STATE OF -----------------------)
                                )  ss.
COUNTY OF ----------------------)

On ---------------  personally  appeared before me,  -----------------------,  a
Notary Public, Blair Mills, who acknowledged that she executed the above instrument.


-----------------------------------
(Notary Public)

(SEAL)